Exhibit 99.1

Press Release

VINA Technologies Inc. To Be Listed on NASDAQ SmallCap Market

NEWARK, Calif., September 19, 2002 - VINA Technologies, Inc. (NASDAQ: VINA), the company that makes metro access more profitable, announced today that the listing of its common stock will be transferred from the NASDAQ National Market to The NASDAQ SmallCap Market effective at the opening of business on Friday, September 20, 2002. VINA's common stock will continue trading on The NASDAQ SmallCap Market under its current symbol, VINA.

"Electing to transfer to The NASDAQ SmallCap Market was in the best interest of our shareholders, and affords them the continuity and benefit of a NASDAQ listing", said Mike West, chief executive officer of VINA Technologies. "Overall, VINA is a much leaner, stronger organization, and we are continuing our drive to achieve profitability and growth".

About VINA Technologies, Inc.
VINA Technologies makes metro access more profitable with a family of products that allow carriers to reliably and cost-effectively deliver voice, data, and video services over a single broadband connection. VINA's integrated access devices and multiservice provisioning platforms give carriers the flexibility, performance, management control, and scalability to deliver high-value services to any market over existing or emerging networks, offering the shortest path to higher revenues and lower operational costs. Since its founding in 1996, VINA has built a large and loyal base of carrier customers, and leverages its unique knowledge of carrier needs to deliver the right products to solve the right problems at the right time.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including final approval of VINA's transfer application to The NASDAQ SmallCap Market. For a discussion of additional factors that may cause results to differ, see VINA's SEC reports, including its report on Form 10-Q for the quarter ended June 30, 2002. These forward-looking statements speak only as of the date hereof. VINA disclaims any intent or obligation to update these forward-looking statements.

For additional information, please contact:

Stan Kazmierczak
Chief Financial Officer
510-413-1333
kaz@vina-tech.com
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